                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT

AMENDED  AND  RESTATED  AGREEMENT  made the 1ST day of  January,  2005,  by and between  OPPENHEIMER  INTERNATIONAL  BOND FUND (hereinafter  referred to as the
"Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

WHEREAS,  the Fund is a open-end,  diversified  management  investment  company
registered  as  such  with  the   Securities  and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the "Investment
Company  Act"),  and OFI is an investment  adviser  registered as such with the
Commission under the Investment Advisors Act of 1940;

WHEREAS,  the  Fund  desires  that  OFI  shall  act as its  investment  adviser pursuant to this Agreement;

NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Fund  hereby  employs  OFI and OFI  hereby  undertakes  to act as the investment  adviser of the Fund and to perform  for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall,  in all matters,  give to the Fund  and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times  conform to, and use its best  efforts to enable the Fund to  conform to (i) the  provisions  of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or Federal law;  (iii) the provisions of the  Declaration  of Trust  and  By-Laws  of the Fund as  amended  from time to time;  (iv) policies and  determinations  of the Board of Trustees of the Fund;
(v)  the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in its  registration  statement  under the Investment  Company Act or
as  such   policies   may,  from  time  to  time,  be  amended  by  the  Fund's
shareholders;  and (vi) the Prospectus and Statement of Additional  Information
of the  Fund in  effect  from  time  to  time.  The  appropriate  officers  and employees of OFI shall be available  upon  reasonable  notice for  consultation with  any of  the  Trustees  and  officers  of the  Fund  with  respect  to any matters  dealing  with the  business  and  affairs  of the Fund  including  the valuation of portfolio  securities of the Fund which are either not  registered for public sale or not traded on any securities market.

2.    Investment Management.

                                      -5-

      (a) OFI shall,  subject to the  direction and control by the Fund's Board of Trustees,  (i) regularly provide  investment advice and  recommendations  to the  Fund  with  respect  to  its  investments,  investment  policies  and  the purchase and sale of  securities;  (ii) supervise  continuously  the investment program of the Fund and the  composition  of its portfolio  and determine  what securities  shall be purchased or sold by the Fund; and (iii) arrange,  subject to the  provisions of paragraph 7 hereof,  for the purchase of  securities  and
other   investments  for  the  Fund  and  the  sale  of  securities  and  other investments held in the Fund's portfolio.

      (b)   Provided   that  the  Fund  shall  not  be   required  to  pay  any
compensation  for services under this  Agreement  other than as provided by the terms of this  Agreement  and subject to the  provisions of paragraph 7 hereof,
OFI may obtain  investment  information,  research or assistance from any other person,  firm or  corporation to  supplement,  update or otherwise  improve its investment management services.

      (c)  Provided  that  nothing  herein  shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under  this
Agreement,  OFI shall not be liable  for any loss  sustained  by reason of good faith  errors  or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this  Agreement  shall prevent OFI or any officer  thereof from acting as  investment  adviser for any other person,  firm or  corporation or in any  way  limit  or  restrict  OFI or  any  of its  directors,  officers, stockholders  or employees  from buying,  selling or trading any securities for its or their own  account or for the  account of others for whom it or they may be  acting,  provided  that  such  activities  will  not  adversely  affect  or otherwise  impair the  performance by OFI of its duties and  obligations  under this Agreement.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the  activities of all  administrative  and  clerical  personnel  as shall be  required to provide effective  corporate  administration  for the Fund,  including the  compilation and  maintenance  of  such  records  with  respect  to  its  operations  as may reasonably  be  required;  the  preparation  and  filing of such  reports  with respect  thereto  as  shall  be  required  by the  Commission;  composition  of periodic  reports with respect to operations of the Fund for its  shareholders;
composition  of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such  registration  statements as may be required by Federal and state  securities  laws for  continuous  public sale of shares of the Fund.
OFI shall,  at its own cost and expense,  also  provide the Fund with  adequate office  space,  facilities  and  equipment.  OFI  shall,  at its  own  expense, provide such officers for the Fund as the Board of Trustees may request.

4.    Allocation of Expenses.

      All other  costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor  of the shares of the
Fund,  shall be paid by the Fund,  including,  but not limited to: (i) interest and taxes; (ii) brokerage  commissions;  (iii) insurance  premiums for fidelity
and  other  coverage  requisite  to  its  operations;   (iv)  compensation  and
expenses of its trustees  other than those  affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of the subscribers  thereto;  (ix)  fees  and  expenses,  other  than  as  hereinabove provided,  incident to the  registration  under  Federal  and state  securities laws of shares of the Fund for  public  sale;  (x)  expenses  of  printing  and mailing  reports,  notices and proxy  materials  to  shareholders  of the Fund;
(xi) except as noted above,  all other expenses  incidental to holding meetings
of  the  Fund's  shareholders;   and  (xii)  such  extraordinary  non-recurring
expenses as may arise,  including litigation,  affecting the Fund and any legal obligation  which the Fund may have to  indemnify  its  officers  and  trustees with  respect  thereto.  Any  officers  or  employees  of  OFI  or  any  entity controlling,  controlled by or under common  control with OFI who also serve as
officers,   trustees   or   employees   of  the  Fund  shall  not  receive  any
compensation from the Fund for their services.

5.    Compensation of OFI.

      The Fund agrees to pay OFI and OFI agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be performed pursuant to the  provisions  hereof,  a fee computed on the aggregate net asset value of the  shares  of the  Fund as of the  close  of each  business  day and payable monthly at the following annual rate:

           .75% of the first $200 million of net assets;
           .72% of the next $200 million;
           .69% of the next $200 million;
           .66% of the next $200 million;
           .60% of the next $200 million; and
           .50% of net assets in excess of $1 billion.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration  of this
Agreement and any extensions or renewals  thereof.  To the extent  necessary to protect  OFI's rights to the name  "Oppenheimer"  under  applicable  law,  such license  shall  allow OFI to  inspect  and,  subject  to  control by the Fund's
Board,  control the nature and  quality of  services  offered by the Fund under such name and may, upon  termination of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and  discontinue  any further use of the name  "Oppenheimer"
in the name of the Fund or  otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection  with any of its  activities,  or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is  authorized,  in arranging the purchase and sale of the Fund's portfolio  securities,  to employ or deal with such  members of  securities  or commodities  exchanges,  brokers  or  dealers  (hereinafter  "broker-dealers"),
including  "affiliated"   broker-dealers  (as  that  term  is  defined  in  the
Investment  Company  Act), as may, in its best  judgment,  implement the policy of the Fund to obtain,  at reasonable  expense,  the "best  execution"  (prompt and reliable  execution at the most  favorable  security  price  obtainable) of the Fund's  portfolio  transactions  as well as to obtain,  consistent with the provisions  of  subparagraph  (c) of this  paragraph  7,  the  benefit  of such investment  information  or research as will be of  significant  assistance  to the performance by OFI of its investment management functions.

      (b) OFI shall  select  broker-dealers  to  effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability  to obtain  best execution of particular and related  portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain   best   execution   of   particular   portfolio
transaction(s)  will be  judged  by OFI on the  basis of all  relevant  factors and considerations  including,  insofar as feasible, the execution capabilities required by the  transaction or  transactions;  the ability and  willingness of
the   broker-dealer  to  facilitate  the  Fund's   portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the  Fund of
speed,   efficiency   or   confidentiality;    the   broker-dealer's   apparent
familiarity  with  sources  from  or to whom  particular  securities  might  be purchased or sold;  as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in  the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions  to  broker-dealers, other than an affiliated  broker-dealer,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or  research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange  Act of
1934) for the Fund  and/or  other  accounts  for  which  OFI or its  affiliates exercise  "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to  cause  the Fund to pay such broker-dealers  a  commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess  of the  amount  of  commission  another  broker-dealer adequately  qualified  to  effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that  such commission  is  reasonable  in  relation to the value of the  brokerage  and/or research  services  provided by such  broker-dealer,  viewed in terms of either that  particular  transaction  or the  overall  responsibilities  of OFI or its affiliates  with respect to the accounts as to which they  exercise  investment discretion.  In  reaching  such  determination,  OFI  will not be  required  to place or attempt  to place a  specific  dollar  value on the  brokerage  and/or research  services  provided  or  being  provided  by  such  broker-dealer.  In demonstrating  that such  determinations  were made in good faith, OFI shall be
prepared  to  show  that  all   commissions   were   allocated   for   purposes
contemplated  by this  Agreement  and that the  total  commissions  paid by the
Fund  over a  representative  period  selected  by  the  Fund's  trustees  were reasonable in relation to the benefits to the Fund.

      (d) OFI shall  have no duty or  obligation  to seek  advance  competitive bidding for the most  favorable  commission  rate  applicable to any particular portfolio  transactions  or to  select  any  broker-dealer  on the basis of its purported  or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of  the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense  incurred by the Fund for effecting its  portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of the  Board of
Trustees of the Fund and the provisions of this paragraph 7.

      (e) The Fund  recognizes  that an affiliated  broker-dealer:  (i) may act as one of the Fund's  regular  brokers for the Fund so long as it is lawful for it so to act; (ii) may be a major  recipient of brokerage  commissions  paid by the Fund;  and (iii) may  effect  portfolio  transactions  for the Fund only if the commissions,  fees or other  remuneration  received or to be received by it are  determined  in  accordance  with  procedures  contemplated  by  any  rule, regulation or order adopted under the  Investment  Company Act for  determining the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first  set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 10 hereof,  this  Agreement shall  remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including  the vote of the  majority  of the  trustees of the Fund who are not parties to this
Agreement or "interested  persons" (as defined in the  Investment  Company Act)
of any such  party,  cast in person  at a meeting  called  for the  purpose  of voting on such  approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting  securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Disclaimer of Shareholder or Trustee Liability.

      OFI  understands  and agrees that the  obligations of the Fund under this
Agreement  are  not  binding  upon  any  shareholder  or  Trustee  of the  Fund personally,  but bind only the Fund and the  Fund's  property;  OFI  represents that it has notice of the  provisions of the  Declaration  of Trust of the Fund disclaiming  shareholder  or Trustee  liability for acts or  obligations of the
Fund.

10.   Termination.

      This Agreement may be terminated  (i) by OFI at any time without  penalty upon sixty days' written

notice to the Fund  (which  notice may be waived by the  Fund);  or (ii) by the
Fund at any time  without  penalty  upon  sixty  days'  written  notice  to OFI
(which  notice  may be waived by OFI)  provided  that such  termination  by the
Fund shall be  directed  or  approved  by the vote of a majority  of all of the trustees  of the  Fund  then  in  office  or by the  vote of the  holders  of a
"majority"  of the  outstanding  voting  securities  of the Fund (as defined in the Investment Company Act).

11.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI  hereunder  sold, transferred,  pledged  or  otherwise  in  any  manner  encumbered  without  the affirmative  vote or written  consent of the holders of the  "majority"  of the
outstanding   voting   securities   of   the   Fund.   This   Agreement   shall
automatically  and immediately  terminate in the event of its  "assignment," as defined in the Investment Company Act.

 12.  Definitions.

      The  terms and  provisions  of the  Agreement  shall be  interpreted  and defined in a manner  consistent with the provisions and  definitions  contained in the Investment Company Act.

                                      OPPENHEIMER INTERNATIONAL BOND FUND

                                      By:  /s/  Robert G. Zack

                                           Robert G. Zack
                                      Vice President and
                                      Secretary

                                      OPPENHEIMERFUNDS, INC.

                                      By:  /s/  John V. Murphy

                                      John V. Murphy
                                      Chairman, President &
                                      Chief Executive Officer